   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 13, 1994

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            USL CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                              94-1360891
   (State or other jurisdiction          (I.R.S. employer identification no.)
 of incorporation or organization)

                                733 FRONT STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 627-9000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               HENRY LERNER, ESQ.
                                733 FRONT STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 627-9586
                    (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                                    Copy to:

                             PETER LILLEVAND, ESQ.
                           DANA MURPHY KETCHAM, ESQ.
                         ORRICK, HERRINGTON & SUTCLIFFE
                       OLD FEDERAL RESERVE BANK BUILDING
                               400 SANSOME STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

                        CALCULATION OF REGISTRATION FEE
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
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                                                                         PROPOSED MAXIMUM
                                            AMOUNT      PROPOSED MAXIMUM     AGGREGATE
   TITLE OF EACH CLASS OF SECURITIES         TO BE       AGGREGATE PRICE     OFFERING         AMOUNT OF
           TO BE REGISTERED              REGISTERED(1)     PER UNIT(2)      PRICE(1)(2)   REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------
Debt Securities and Warrants to
  Purchase Debt Securities.............  $1,500,000,000       100%        $1,500,000,000      $517,245
- -----------------------------------------------------------------------------------------------------------

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(1) Or, (i) if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to $1,500,000,000 United States dollars or (ii) if any Debt Securities or Warrants are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent to $1,500,000,000 United States dollars at the time of initial offering.

(2) Exclusive of accrued interest, if any. These figures are estimates made solely for the purpose of calculating the registration fee.

                            ----------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS

                                 $1,500,000,000

                            USL CAPITAL CORPORATION

                          DEBT SECURITIES AND WARRANTS

     USL Capital Corporation (the "Company") may offer from time to time its debt securities consisting of debentures, notes, bonds and/or other evidences of indebtedness ("Debt Securities") and warrants to purchase Debt Securities ("Warrants") with an aggregate initial public offering price of up to U.S. $1,500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units ("ECU"). The Debt Securities and Warrants may be offered in separate series in amounts, at prices and on terms to be set forth in supplements to this Prospectus (each a "Prospectus Supplement"). The Debt Securities and Warrants may be sold for U.S. dollars, one or more foreign currencies or amounts determined by reference to an index, and the principal of and any interest on the Debt Securities may likewise be payable in U.S. dollars, one or more foreign currencies or amounts determined by reference to an index.

     The terms of the Debt Securities and any Warrants, including, where applicable, the specific designation, aggregate principal amount, initial public offering price, currency, denomination, maturity, premium, rate (which may be fixed or variable) and time of payment of interest, terms for redemption at the option of the Company or the holder, for sinking fund payments, for payments of additional amounts or for exercising the Warrants, will be set forth in the applicable Prospectus Supplement.

     The Debt Securities and Warrants may be sold through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The Debt Securities and Warrants may also be sold directly by the Company or through agents designated from time to time. If any underwriters or agents are involved in the sale of the Debt Securities or Warrants, their names, the principal amount of Debt Securities or Warrants to be purchased by them and any applicable fee, commission or discount arrangements with them will be set forth in the Prospectus Supplement. See "Plan of Distribution." With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the applicable Prospectus Supplement will set forth a description of the Debt Securities for which the Warrants are exercisable and the offering price, if any, exercise price, duration, detachability and any other specific terms of the Warrants.

     The Debt Securities may be issued in registered form or bearer form with coupons attached or both. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form. Debt Securities in bearer form will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

     This Prospectus may not be used to consummate sales of Debt Securities or Warrants unless accompanied by a Prospectus Supplement.
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

               The date of this Prospectus is December   , 1994.

                     INFORMATION INCORPORATED BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 1993, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Debt Securities and Warrants offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. Requests should be directed to Treasurer, USL Capital Corporation, 733 Front Street, San Francisco, California 94111 (telephone: 415-627-9000).

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at Regional Offices of the Commission located at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048; and at the public reference facilities of the Commission located at 450 Fifth Street N.W., Washington, D.C. 20549. Copies of such material can be obtained from the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.
                               ------------------

     Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$", "dollars" or "U.S. $").

     The following information, which is being disclosed pursuant to Florida law, is accurate as of the date of this Prospectus. Autolatina-Comercio, Negocios e Participaces Ltda., a Brazilian company ("Autolina"), is a joint venture between Ford Motor Company ("Ford"), an affiliate of the Company, and Volkswagen AG in which Ford has a 49% ownership interest. Autolina occasionally sells vehicles to persons located in Cuba. Each such sale is made pursuant to a specific license granted to Ford by the U.S. Department of Treasury. The last such sale, which involved one medical supply vehicle, was made to Cubanacan in April 1991. Current information concerning Autolatina's or its Ford-related affiliates' business dealings with the government of Cuba or with persons located in Cuba may be obtained from the State of Florida Department of Banking and Finance at The Capitol Building, Suite 1401, Tallahassee, Florida 32399-0350 (telephone number 904-488-0545).

                            USL CAPITAL CORPORATION

     USL Capital Corporation is a large and diversified commercial financing company. The Company provides a wide range of financing services through six core business units, including:

     - Business Equipment Financing -- leasing and financing of office and other business and commercial equipment directly with customers and through vendor programs;

     - Transportation and Industrial Financing -- leasing and financing of large-balance transportation equipment (principally commercial aircraft) and industrial and energy facilities;

     - Fleet Services -- leasing and managing of commercial automobile, van and light truck fleets;

     - Municipal and Corporate Financing -- financing of essential-use equipment for state and local governments and investing in publicly traded and privately placed preferred stocks and senior and subordinated debt of public and private companies;

     - Real Estate Financing -- mortgage financing of income-producing real estate, including apartments, office buildings, shopping centers and warehouses; and

     - Rail Services -- full-service leasing of railroad equipment to industrial shippers and railroads.

     Through these core business units, the Company operates principally in the United States.

     The Company, a Delaware corporation, has been a wholly owned subsidiary of Ford Holdings, Inc. ("Ford Holdings") since October 1, 1989, on which date all of the Company's capital stock was transferred by Ford to Ford Holdings, a then newly formed Delaware corporation. All of the outstanding common stock of Ford Holdings, representing 75% of the combined voting power of all classes of its capital stock, is owned by Ford and Ford Motor Credit Company ("Ford Credit"), a wholly owned subsidiary of Ford. The balance of the capital stock, consisting of shares of Flexible Rate Auction Preferred Stock, accounts for the remaining 25% of the total voting power. The Company changed its name from United States Leasing International, Inc. to USL Capital Corporation on November 12, 1993 and was originally organized as a California corporation on October 1, 1956. The Company was purchased by Ford on November 18, 1987.

     The principal executive offices of the Company are located at 733 Front Street, San Francisco, California 94111 (telephone (415) 627-9000).

                                USE OF PROCEEDS

     Except as otherwise described in the Prospectus Supplement, the Company intends to use the net proceeds of the Debt Securities and Warrants for general corporate purposes, principally to reduce short-term borrowings incurred primarily for the purchase of equipment for lease to others and to fund other commercial financing transactions. In addition, proceeds may be used to fund possible future acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges has been computed by dividing income before taxes on income and fixed charges (after eliminating equity in undistributed net income of associated companies, and related foreign exchange gains or losses) by fixed charges. Fixed charges consist of interest, amortization of debt issue cost and discount or premium, and one-third of rentals (representing the estimated interest factor of such rentals).

                                            NINE MONTHS
                                               ENDED                        YEAR ENDED
                                           SEPTEMBER 30,                   DECEMBER 31,
                                           -------------     ----------------------------------------
                                           1994     1993     1993     1992     1991     1990     1989
                                           ----     ----     ----     ----     ----     ----     ----
Ratio of earnings to
  fixed charges..........................  1.67     1.61     1.63     1.57     1.57     1.42     1.22

                       DESCRIPTION OF THE DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate and summaries of certain provisions of the Indenture, which do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities. The Debt Securities are to be issued under an Indenture dated as of November 15, 1994 (the "Indenture") between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee"). The form of the Indenture (as defined below) is an exhibit to the Registration Statement.

     Numerical references in parentheses below are to sections of the Indenture and, unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Indenture.

GENERAL

     Debt Securities and Warrants offered by this Prospectus will be limited to an aggregate initial public offering price of U.S. $1,500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies (including ECU). The Indenture provides that Debt Securities in an unlimited amount may be issued thereunder from time to time in one or more series. (Section 301)

     The Debt Securities will be unsecured and will rank on a parity with each other and with all other unsecured and unsubordinated indebtedness of the Company.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Debt Securities offered thereby:
(1) the title of the Debt Securities; (2) any limit on the aggregate principal amount of the Debt Securities; (3) whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether the Debt Securities are to be issuable with or without coupons or both, whether any Bearer Securities will be subject to any limitations on offering, sale and distribution, whether any of the Debt Securities are to be issuable initially in temporary global form and whether any of the Debt Securities are to be issuable in permanent global form; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (5) the date or dates on which the Debt Securities will mature; (6) the rate or rates at which the Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue; (7) the Interest Payment Dates on which any such interest on the Debt Securities will be payable, and the Regular Record Date for any interest payable on any Debt Securities which are Registered Securities on any Interest Payment Date; (8) the manner in which or the person to whom any interest on any Registered Security will be payable if other than the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest as described under "Payment and Paying Agents" below, the manner in which, or the person to whom, any interest on any Bearer Security will be paid if other than in the manner described under "Payment and Paying Agents" below and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner described under "Temporary Global Securities" below; (9) the obligation, if any, of the Company to redeem or purchase Debt Securities pursuant to any mandatory or optional sinking fund or analogous provisions and the other detailed terms and provisions upon which the Debt Securities shall be redeemed or purchased in whole or in part, pursuant to such obligation; (10) each office or agency where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture as described under "Form, Exchange, Registration and Transfer" below, the Debt Securities may be presented for registration of transfer or exchange; (11) the date, if any, after which and the price or prices at which the Debt Securities may be redeemed, in whole or in part at the option of the Company or the Holder, or pursuant to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions; (12) the denominations in which any Debt Securities will be issuable;

(13) the currency or currencies, including composite currencies, of payment of principal of and any premium and interest on the Debt Securities if other than the currency of the United States of America, and the agency or organization responsible for overseeing such composite currency; (14) if the principal of and any premium or interest on the Debt Securities are to be payable, at the election of the Company or the Holder, in a currency or currencies, including composite currencies, other than that or those in which the Debt Securities are stated to be payable, the currency or currencies in which payment of the principal of and any premium and interest on the Debt Securities as to which such election is made shall be payable and the other detailed terms and conditions upon which such election is to be made; (15) any index used to determine the amount of payments of principal of and any premium and interest on the Debt Securities; (16) the portion of the principal amount of the Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (17) the application, if any, of either or both of the defeasance or covenant defeasance sections of the Indenture as described below under "Defeasance and Covenant Defeasance" to the Debt Securities; (18) the Person who shall be the Security Registrar for Debt Securities issuable as Registered Securities, if other than the Trustee, the Person who shall be the initial Paying Agent and the Person who shall be the initial Common Depositary or the depositary, as the case may be; (19) any other terms of the Debt Securities not inconsistent with the provision of the Indenture; and (20) the terms of any Warrants offered together with such Debt Securities. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities of such series.

     Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their stated principal amounts. Special United States federal income tax considerations applicable to Debt Securities issued at an original issue discount will be set forth in the Prospectus Supplement relating thereto. Special United States tax considerations applicable to any Debt Securities that are denominated in a currency other than United States dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the Debt Securities will be set forth in a Prospectus Supplement relating thereto.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, definitive Bearer Securities (other than Bearer Securities in global form) will have interest coupons attached. (Section 201) The Indenture also will provide that Bearer Securities of a series may be issuable in permanent global form. (Section 201) See "Permanent Global Securities." If Bearer Securities are being offered, the applicable Prospectus Supplement will set forth various limitations on their offering, sale and distribution.

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between the close of business on a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305) Each Bearer Security other than a temporary global Bearer Security will bear a legend substantially to the following effect:
"Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

     Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Debt Security issued in global form) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Unless the Prospectus Supplement provides otherwise, the Trustee will be the initial Security Registrar for the Debt Securities. (Sections 101 and 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent (or Security Registrar) acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

     The Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before (a) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and ending at the close of business on the day for such mailing and
(b) if Debt Securities of the series are issuable as either Bearer Securities or Registered Securities, the earlier of the day of the first publication of the relevant notice of redemption or the mailing of the relevant notice of redemption and ending on the close of business on such earlier day; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security or coupon, as the case may be, of the same series and like tenor which is simultaneously surrendered for redemption. (Section 305)

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time or, at the option of the Holder, by a check or by transfer to an account maintained by the payee with a bank located outside the United States. (Section
1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender outside the United States, to a Paying Agent, of the coupon relating to such Interest Payment Date. (Section 1001 and 1002) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Brooklyn, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Sections 307 and 1001)

     Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Brooklyn, The City of New York, for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the limited circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxemborg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxemborg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section 1002)

     All moneys paid by the Company to a Paying Agent or held by the Company in trust for the payment of principal of and any premium or interest on any Debt Security, which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable, will be discharged from trust and repaid to the Company and the Holder of such Debt Security or any coupon will thereafter, as an unsecured general creditor, look only to the Company for payment thereof. (Section 1003)

TEMPORARY GLOBAL SECURITIES

     If so specified in an applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary global Securities to be deposited with a common depositary for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel S.A. ("Cedel") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Security and described in an applicable Prospectus Supplement, each such temporary global Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Bearer Security, or any combination thereof, as specified in an applicable Prospectus Supplement, only under the circumstances set forth in the accompanying pricing supplement to such Prospectus Supplement. No definitive Bearer Security delivered in exchange for a portion of a temporary global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 303 and 304) Any special restrictions on delivery of a Debt Security issued in permanent global form will be set forth in a Prospectus Supplement relating thereto.

PERMANENT GLOBAL SECURITIES

     If any Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the distribution procedures applicable to such securities in permanent global form (including any applicable certification requirements) and the circumstances, if any, under which beneficial owners of interests in any such permanent global Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount of any authorized form and denomination. (Section 305) A Person will, except with respect to payment of principal of and any premium and interest on such permanent global Security, be treated as a Holder of such principal amount of Outstanding Securities represented by such permanent global Security as shall be specified in a written statement of the Holder of such permanent global Security. (Section 203) Principal of and any premium and interest on a permanent global Security will be payable in the manner described in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY

     Limitations on Liens. The Indenture provides that the Company will not create or permit to continue in existence any Lien upon any of the Property of the Company to secure Indebtedness of the Company other than (i) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons; (ii) Liens incurred or deposits made in the ordinary course of business (a) in connection with worker's compensation, unemployment insurance, social security and other like laws or (b) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;
(iii) attachments, judgments and other similar liens arising in connection with court proceedings, provided that the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith; (iv) any purchase money mortgage or other Lien on Property acquired or constructed by the Company, or any mortgage or other Lien created on such Property within 90 days after its acquisition or construction, which secures Indebtedness (as defined below) representing all or a portion of the purchase price or construction costs thereof; (v) any lease of Property in which the Company is the lessee, other than a lease which is part of a sale and leaseback transaction not entered into in the ordinary course of business; (vi) Liens on Property subject to lease by the Company to others (including Liens on the rights of the Company under such lease) in respect of which the holder of the Indebtedness has no recourse against the Company except recourse to such Property or to the proceeds from any sale or lease of such Property; (vii) Liens on any Property existing at the time of acquisition of such Property (including acquisition through merger or consolidation); (viii) Liens on Property or shares of stock of a corporation at the time the corporation becomes a Subsidiary or merges into or consolidates with the Company or a Subsidiary; (ix) Liens securing indebtedness of a Subsidiary owing to the Company or another Subsidiary; (x) Liens on Property which has been transferred by the Company in a transaction which has been accounted for as a sale under generally accepted accounting principles; (xi) exclusive of any other Lien permitted, other Liens, provided that the outstanding aggregate principal amount of the Indebtedness of the Company secured by all such other Liens shall not at any time exceed an amount equal to 5% of the total assets of the Company after deducting its intangible assets, all determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied; and (xii) an extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien or Liens referred to in the foregoing provisions provided, however, that such extension, renewal or replacement Lien shall be limited to all or a part of the same Property that secured the Lien or Liens extended, renewed or replaced (plus improvements on such property). In the event the Company creates or permits to continue a non-permitted Lien, the Company will cause the Debt Securities to be secured equally and ratably with all other obligations secured by such Lien. (Section
1007)

     "Indebtedness" of any Person is defined in the Indenture as all obligations thereof for (i) money borrowed, which obligations are incurred, assumed or guaranteed by such Person and (ii) the present value of all payments due under any lease or under any other arrangement for retention of title if such lease or other arrangement is a financing lease under generally accepted accounting principles which, in the case of (i) or (ii) above, in accordance with generally accepted accounting principles, would be classified as liabilities in the accounts of such Person or for which, in accordance with such principles, a reserve would be set up in such accounts. The amount of any Indebtedness shall equal the aggregate amount of such liabilities and reserves as reflected on such Person's balance sheet at the date of any determination.

     Limitations on Mergers. The Indenture provides that if any merger or consolidation of the Company with or into any other corporation or any conveyance or transfer to any person of all or substantially all of the property or assets of the Company would subject any of the property or assets of the Company owned immediately prior to such consolidation, merger, conveyance or transfer to any mortgage, pledge, lien, lease, charge or other security interest, the Company will, prior to such consolidation, merger, conveyance or transfer, secure the Debt Securities, equally and ratably with any other Debt of the Company then entitled to be so secured, by a direct lien on all such property or assets equal to and ratable with all Liens other than any theretofore existing thereon. (Section 803)

ABSENCE OF RESTRICTIVE COVENANTS AND EVENT RISK PROVISIONS

     The Indenture does not contain any provision which will restrict the Company in any way from paying dividends or making other distributions on its capital stock or purchasing or redeeming any of its capital stock, or from incurring, assuming or becoming liable upon any type of debt or other obligations of the Company. The Indenture does not contain any financial ratios or specified levels of net worth or liquidity to which the Company must adhere. In addition, the Indenture does not contain any provisions which would require the Company to repurchase or redeem or otherwise modify the terms of any of its Debt Securities upon a change in control or other events involving the Company which may adversely affect the creditworthiness of the Debt Securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of the Holders of any of the Outstanding Securities under the Indenture, may consolidate with or merge into, or convey or transfer its assets substantially as an entirety to, any Person that is a corporation, partnership or trust organized and existing under the laws of any domestic jurisdiction, provided that any successor Person assumes the Company's obligations on the Debt Securities and under the Indenture, that after giving effect to the transaction no Event of Default and no event which, after notice or lapse of time, would become an Event of Default shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

DEFAULTS AND CERTAIN RIGHTS ON DEFAULT

     An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being any of the following events and such other event as may be established for the Debt Securities of such series: (i) default for 30 days in any payment of interest on any Debt Security of such series; (ii) default with respect to any Debt Security of such series in any payment of principal or premium, if any, when due; (iii) default in the deposit of any sinking fund instalment when due; (iv) default in performance of any other covenant in the Indenture for 30 days after notice to the Company by the Trustee or the Holders of 25% in principal amount of the Debt Securities of such series then outstanding; (v) default for 10 days after notice in respect of any Indebtedness of the Company or any Subsidiary as a result of which such Indebtedness shall be declared due and payable prior to maturity; or (vi) certain events in bankruptcy, insolvency or reorganization. No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. (Section 501) In case an Event of Default shall occur and be continuing with respect to any series of Debt Securities, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of the series then outstanding may declare the principal of such series (or a portion of the principal amount in the case of certain discounted Debt Securities) to be due and payable. (Section
502) Any Event of Default with respect to a particular series of Debt Securities may be waived by the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series, except in each case a failure with respect to any Debt Security to pay principal, premium, if any, or interest, if any. (Section 513)

     The Indenture requires the Company to file annually with the Trustee an Officers' Certificate as to the absence of certain defaults under the terms of the Indenture. (Section 1005) The Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of a particular series of any default (except in payment of principal, premium, if any, or interest, if any, or in the payment of any sinking fund installment) with respect to such series of Debt Securities if it considers it in the interest of the Holders of such series of Debt Securities to do so. (Section 602)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the Holders of the Debt Securities unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for indemnification and certain other rights of the Trustee, the Indenture provides that the Holders of a majority in principal amount of the outstanding Debt Securities of a particular series affected shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. (Section 512)

MEETINGS, MODIFICATION AND WAIVER

     Except as to certain modifications and amendments not adverse to holders of Debt Securities, modifications and amendments of certain restrictive provisions under the Indenture may be made only with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby: (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security or related coupon, (ii) reduce the principal amount of, or premium or interest on, any Debt Security or related coupon or any premium payable upon the redemption thereof, (iii) change any obligation of the Company to pay additional amounts, (iv) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (v) change the coin or currency in which any Debt Security or any premium or interest thereon is payable, (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (vii) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (viii) reduce the requirements contained in the Indenture for quorum or voting, (ix) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, (x) adversely affect the right of repayment, if any, of the Debt Securities at the option of the Holders thereof, or (xi) modify any of the above provisions. (Section 902)

     The Holders of at least a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1009) The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Debt Securities of that series and any coupons appertaining thereto, waive any past default and its consequences under the Indenture with respect to Debt Securities of that series, except a default (i) in the payment of principal of (or premium, if any) or any interest on any Debt Security or coupon of such series, and (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series or coupon affected. (Section 513)

     The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities or the number of votes entitled to be cast by the Holder of any Debt Security (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (ii) the principal amount of a Debt Security denominated in a foreign currency or a composite currency shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Debt Security by the Company in good faith, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined as of the date of original issuance of such Debt Security, of the amount determined as provided in (i) above) and (iii) except as specified in the Indenture, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding. (Section 101)

     The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series. (Section 1301) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section
1302) Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum (as described below) is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, any resolution with respect to any consent or waiver which must be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened at which a quorum is present only by the affirmative vote of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of that series; and provided, further, that, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of at least such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which must be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Outstanding Securities of such series will constitute a quorum. (Section 1304)

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides, unless the Company elects otherwise pursuant to
Section 301 of the Indenture with respect to the Debt Securities of any series, that the Company may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (ii) to be released from its obligations with respect to such Debt Securities under Sections 1006, 1007 and 1008 of the Indenture ("covenant defeasance"), in either case upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor and any amounts that may be payable at the option of the Holder on any Repayment Date. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred and, in the case of Bearer Securities, there will be no adverse federal tax consequences to the Holders of such Bearer Securities as a result of such defeasance or covenant defeasance. Such opinion, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture. In the case of covenant defeasance, such termination will not relieve the Company of its obligation to pay when due the principal of or interest on the Debt Securities of such series if the Debt Securities of such series are not paid from the money or U.S. Government Obligations held by the Trustee for the payment thereof. The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series. (Article Fourteen)

NOTICES

     Except as otherwise provided in the Indenture, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Securities. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106)

TITLE

     Title to any Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof

(whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

REPLACEMENT OF DEBT SECURITIES AND COUPONS

     Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Trustee. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of the Debt Security, coupon or coupons or evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306)

CONCERNING THE TRUSTEE

     The Trustee has from time to time made loans to the Company and has performed other services for the Company in the normal course of its business and the Company expects to continue to conduct such transactions with the Trustee. Under the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon the occurrence and continuance of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if, upon the occurrence of a default under the indenture, the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

                            DESCRIPTION OF WARRANTS

     The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the Prospectus Supplement relating to such Warrants.

     Warrants may be offered independently or together with any series of Debt Securities offered by a Prospectus Supplement and may be attached to or separate from such Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to such series of Warrants. The Warrant Agent will act solely as the agent of the Company in connection with the certificates for the Warrants (the "Warrant Certificates") of such series and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of Warrants. Copies of the forms of Warrant Agreements, including the forms of Warrant Certificates, are filed as an exhibit to the Registration Statement to which this Prospectus pertains. The following summaries of certain provisions of the forms of Warrant Agreements and Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreements and the Warrant Certificates.

GENERAL

     Reference is hereby made to the Prospectus Supplement relating to the particular series of Warrants, if any, offered thereby for the terms of such Warrants including, where applicable: (i) the offering price; (ii) the currencies in which such Warrants are being offered; (iii) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of such

Warrants; (iv) the designation and terms of the series of Debt Securities with which such Warrants are being offered and the number of such Warrants being offered with each such Debt Security; (v) the date on and after which such Warrants and the related series of Debt Securities will be transferable separately; (vi) the principal amount of the series of Debt Securities purchasable upon exercise of each such Warrant and the price at which and currencies in which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vii) the date on which the right to exercise such Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (viii) federal income tax consequences; and (ix) any other terms of such Warrants.

     Warrant Certificates of each series will be in registered form and will be exchangeable at the option of the holder thereof for Warrant Certificates of such series of like tenor representing in the aggregate the number of Warrants surrendered for exchange. Warrant Certificates of each series will be transferable upon surrender without service charge, subject to the payment of any taxes or other governmental charges due in respect of a transfer, and will be exchangeable and transferable at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement relating to such series of Warrants. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the series of Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest on the series of Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the Indenture.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder thereof to purchase such principal amount of the related series of Debt Securities at such exercise price as shall in each case be set forth in, or calculable as set forth in, the Prospectus Supplement relating to such Warrant. Warrants of a series may be exercised at the corporate trust office of the Warrant Agent for such series of Warrants (or any other office indicated in the Prospectus Supplement relating to such series of Warrants) at any time prior to 5:00 P.M., New York City time, on the Expiration Date set forth in the Prospectus Supplement relating to such series of Warrants. After the close of business on the Expiration Date relating to such series of Warrants (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants of such series will become void.

     Warrants of a series may be exercised by delivery to the appropriate Warrant Agent of payment, as provided in the Prospectus Supplement relating to such series of Warrants, of the amount required to purchase the principal amount of the series of Debt Securities purchasable upon such exercise, together with certain information as set forth on the reverse side of the Warrant Certificate evidencing such Warrants. Such Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of such Warrant Certificate. Upon receipt of such payment and such Warrant Certificate, properly completed and duly executed, at the corporate trust office of the appropriate Warrant Agent (or any other office indicated in the Prospectus Supplement relating to such series of Warrants), the Company will, as soon as practicable, issue and deliver the principal amount of the series of Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities and the Warrants separately or together (i) to one or more underwriters for public offering and sale by them and (ii) to investors directly or through agents. The distribution of the Debt Securities and the Warrants may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Debt Securities and the Warrants offered thereby.

     In connection with the sale of the Debt Securities and the Warrants, underwriters, dealers or agents may receive compensation from the Company or from purchasers of the Debt Securities and the Warrants for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the Debt Securities and the Warrants may be deemed to be underwriters under the Securities Act of 1933, as amended, and any discounts or commissions received by them and any profit on the resale of the Debt Securities and the Warrants received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from the Company will be described in the Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Under agreements that may be entered into with the Company, underwriters, dealers and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

     All Debt Securities and Warrants will be new issues of securities with no established trading market. Any underwriters to whom Debt Securities or Warrants are sold by the Company for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company and Ford in the ordinary course of business.

                                    VALIDITY

     The validity of the Debt Securities and the Warrants is being passed upon for the Company by Henry Lerner, Esq., Senior Vice President, General Counsel and Secretary to the Company and certain legal matters will be passed upon for any underwriters or agents by Orrick, Herrington & Sutcliffe, San Francisco, California.

                                    EXPERTS

     The consolidated financial statements and related supplemental schedules of USL Capital Corporation and subsidiary companies appearing in the Company's 1993 Annual Report on Form 10-K have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their opinion thereon incorporated herein by reference. Such financial statements and related schedules have been so incorporated in reliance upon such opinion given upon the authority of that firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Registration fees.........................................................  $517,245
    Blue Sky fees and expenses*...............................................    20,000
    Rating agency fees*.......................................................   227,000
    Legal fees and expenses*..................................................    75,000
    Printing and engraving*...................................................    10,000
    Accountant's fees and expenses*...........................................    45,200
    Trustee's fees and expenses*..............................................    50,000
    Miscellaneous*............................................................     5,555
                                                                                --------
      Total...................................................................  $950,000
                                                                                ========

- ---------------
* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As authorized by Section 145 of the Delaware Corporation Law, the Company's Certificate of Incorporation provides for indemnification of directors and officers in certain cases to the full extent permitted by such law. Indemnification is available when a person is made a party to any proceeding by reason of the fact that he is or was a director or officer of the Company or a director or officer of another enterprise, serving as such at the request of the Company, and if he acted in good faith and in a manner reasonably believed by him to be in, or not opposed to, the best interest of the Company. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his conduct was unlawful. If it is determined that the conduct of such person meets these standards, he shall be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably incurred by him in connection therewith.

     There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the Company for negligence or misconduct in the performance of his duty; however, a court may, even in such case, allow indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he is entitled to be indemnified against expenses actually and reasonably incurred by him. In all other cases, indemnification is made by the Company upon determination by it that indemnification of such person is proper because he has met the applicable standard of conduct.

     The Company maintains directors' and officers' liability insurance which insures directors and officers of the Company. The policy, to a relatively limited extent, covers losses for which the Company shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policy also, to a relatively limited extent covers losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Company. The policy is subject to certain exclusions and deductible provisions.

     Reference is made to Section 6 of the Underwriting Agreement Standard Provisions for Debt Securities and Warrants (November 1994) and Section 7 of the Distribution Agreement each included herein as exhibits to the Registration Statement for provisions regarding indemnification of the Company, officers, directors and controlling persons against certain liabilities.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER                                   DESCRIPTION OF EXHIBIT
- -------   -------------------------------------------------------------------------------------
   1.1    Form of Underwriting Agreement
   1.2    Form of Underwriting Agreement Standard Provisions for Debt Securities and Warrants
          (December 1994)
   1.3    Form of Distribution Agreement
   4.1    Form of Indenture dated as of November 15, 1994 between Registrant and The Chase
          Manhattan Bank (National Association), as Trustee
   4.2    Form of Note
   4.3    Form of Medium-Term Note
   4.4    Form of Warrant Agreement (including form of Warrant Certificate)
   5      Opinion of Henry Lerner, Esq. as to the validity of the Debt Securities and the
          Warrants
  12      Computation of ratio of earnings to fixed charges
  23.1    Consent of Coopers & Lybrand L.L.P.
  23.2    Consent of Henry Lerner, Esq. (contained in the opinion filed as Exhibit 5 to this
          Registration Statement)
  24      Powers of attorney (See p. II-4)
  25      Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of
          1939 of The Chase Manhattan Bank (National Association)

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings in clauses
     (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 12th day of December, 1994.

                                          USL CAPITAL CORPORATION

                                          By          /s/ J.G. DUFF
                                             -------------------------------
                                                         J.G. Duff
                                                Principal Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry Lerner and John Hause or any one of them, his or her attorney-in-fact for him or her in any and all capacities, to sign any amendments to this Registration Statement and to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that any of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                               CAPACITY                   DATE
- ------------------------------------------    ----------------------------  ------------------
       Principal Executive Officer:

                /s/ J. G. DUFF                Chairman, Chief Executive     December 12, 1994
       ---------------------------------      Officer and Director
                    J. G. Duff

       Principal Financial Officer:

              /s/ G. F. STALLOS               Chief Financial Officer and   December 12, 1994
       ---------------------------------      Director
                  G. F. Stallos

       Principal Accounting Officer:

             /s/ ROBERT A. KEYES              Vice President and Corporate  December 12, 1994
       ---------------------------------      Controller
                 Robert A. Keyes

       Directors:

                /s/ K. WHIPPLE                Director                      December 12, 1994
       --------------------------------
                    K. Whipple

              /s/ S. I. GILMAN                Director                      December 12, 1994
       --------------------------------
                S. I. Gilman

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                         EXHIBIT
- ------   ------------------------------------------------------------------------------------
1.1      Form of Underwriting Agreement......................................................
1.2      Form of Underwriting Agreement Standard Provisions for Debt Securities and Warrants
         (December 1994).....................................................................
1.3      Form of Distribution Agreement......................................................
4.1      Form of Indenture dated as of November 15, 1994 between Registrant and The Chase
         Manhattan Bank (National Association), as Trustee...................................
4.2      Form of Note........................................................................
4.3      Form of Medium-Term Note............................................................
4.4      Form of Warrant Agreement (including form of Warrant Certificate)...................
5        Opinion of Henry Lerner, Esq. as to the validity of the Debt Securities and the
         Warrants............................................................................
12       Computation of ratio of earnings to fixed charges...................................
23.1     Consent of Coopers & Lybrand L.L.P..................................................
23.2     Consent of Henry Lerner, Esq. (contained in the opinion filed as Exhibit 5 to this
         Registration Statement).............................................................
24       Powers of attorney (See p. II-4)....................................................
25       Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of
         1939 of The Chase Manhattan Bank (National Association).............................